Exhibit 23.1

To the Board of Directors of Polomar Health Services, Inc.

We hereby consent to the incorporation of our audit report on the financial statements of Polomar Specialty Pharmacy LLC for the period ended December 31, 2023, dated August 12, 2024, included in Polomar Health Services, Inc.’s (f.k.a. Healthmed Services, Ltd. and Trustfeed Corp.) Amendment No. 1 to Form 8-K under the Securities Act of 1934 dated October 25, 2024.

/s/ GreenGrowthCPAs

October 25, 2024

We have served as the Company’s auditor since 2023

Los Angeles, California

PCAOB ID Number 6580